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EXHIBIT 23.1

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in this Registration Statement of Advanced Refrigeration Technologies, Inc. on Form S-8 of our Annual Report on Form 10-KSB for the years ended December 31, 2003 and 2002 dated March 24, 2004 and April 4, 2003, respectively.

/s/ MENDOZA BERGER & COMPANY, LLP

Irvine, California
April 20, 2004